Exhibit 99.1

Itron Names Joan Hooper Chief Financial Officer

LIBERTY LAKE, Wash.--(BUSINESS WIRE)--May 31, 2017--Itron, Inc. (NASDAQ: ITRI), a world-leading technology and services company dedicated to the resourceful use of energy and water, announced today that Joan Hooper has been appointed senior vice president (SVP) and chief financial officer (CFO), effective June 5, 2017.

Hooper joins Itron with more than 30 years of experience in finance and accounting leadership roles. She most recently served as the CFO of CHC Helicopter, a helicopter services company headquartered in Vancouver, British Columbia from 2011 to 2015. Prior to CHC, she held several finance executive positions at Dell, Inc. from 2003 to 2010, including vice president and CFO for its Global Public and Americas business units, vice president of corporate finance and chief accounting officer. Hooper also was CFO of FreeMarkets, a provider of procurement tools and services, which she helped take public in 1999. In addition, she held a variety of senior finance positions at AT&T.

"Joan is an accomplished finance executive with a proven track record of developing high-performing teams, streamlining processes and delivering successful results in both large and small organizations," said Philip Mezey, Itron president and chief executive officer. "Her experience partnering across organizations to develop and execute business strategies in the technology sector will be especially valuable to Itron as we position our company for growth and greater focus on a full range of technology and services, creating even more value for our customers and shareholders."

“I am excited to join Itron and apply my experience advancing strategy and delivering results in high technology environments. The company has several important strategic initiatives underway that I will help implement alongside the talented team at Itron,” said Hooper. “I look forward to the opportunity to help Itron execute its strategy to deliver predictable results, achieve greater profitability and drive long-term growth.”

Hooper will take over the CFO role from Robert Farrow, Itron’s interim CFO since March 2017. Farrow will remain with the company as its vice president, strategic planning and treasury.

Mezey added, "On behalf of Itron's board of directors and management team, I want to thank Rob for stepping seamlessly into the interim CFO role during the transition. Rob is a tremendous finance executive and we are fortunate that he will continue as a critical part of Itron’s leadership team in his treasury and strategy role."

About Itron

Itron is a world-leading technology and services company dedicated to the resourceful use of energy and water. We provide comprehensive solutions that measure, manage and analyze energy and water. Our broad product portfolio includes electricity, gas, water and thermal energy measurement devices and control technology; communications systems; software; as well as managed and consulting services. With thousands of employees supporting nearly 8,000 customers in more than 100 countries, Itron applies knowledge and technology to better manage energy and water resources. Together, we can create a more resourceful world. Join us: www.itron.com.

Itron® is a registered trademark of Itron, Inc. All third party trademarks are property of their respective owners and any usage herein does not suggest or imply any relationship between Itron and the third party unless expressly stated.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to the Chief Financial Officer transition and other statements that are not historical fact. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Actual results may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of these factors include our ability to onboard and retain the Chief Financial Officer and other risk factors discussed in Itron, Inc.’s filings with the Securities and Exchange Commission. We undertake no obligation to update any information contained in this press release.

CONTACT:
Itron, Inc.
Sharelynn Moore
Vice President, Global Marketing and Public Affairs
509.891.3524
sharelynn.moore@itron.com
or
Barbara Doyle
Vice President, Investor Relations
509.891.3443
barbara.doyle@itron.com